UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2019
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway, Glen Allen, Virginia 23060-6148
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, no par value	MKL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of Alan I. Kirshner as Director, Chairman of the Board and Executive Chairman; Appointment of Steven A. Markel as Chairman of the Board
On November 20, 2019, Markel Corporation (the Company) issued a press release announcing that Alan I. Kirshner, the Company's Executive Chairman and Chairman of the Board of Directors (the Board), informed the Company on November 20, 2019 that he will not stand for re-election as a director at the Company's 2020 Annual Meeting of Shareholders scheduled to be held May 11, 2020. Mr. Kirshner will retire as a director and officer of the Company at the end of the meeting.
The Company also announced in the press release that the Board selected current Board member and Vice Chairman Steven A. Markel to succeed Mr. Kirshner as the next Chairman of the Board.
The Board has named Mr. Kirshner to the honorary position of "Chairman Emeritus" of the Board effective upon retiring from his leadership positions in May 2020.
A copy of the press release is furnished as Exhibit 99.1.
Appointment of Harold L. Morrison, Jr. to the Board of Directors and its Audit and Compensation Committees
On November 20, 2019, the Company issued a separate press release announcing the appointment of Harold L. Morrison, Jr. to the Board, effective January 1, 2020. Mr. Morrison also has been appointed to serve on the Board's Audit and Compensation Committees effective on the same day.
Mr. Morrison retired from Chubb Insurance Company in December 2017 after a 33-year career in the insurance industry. He served as Senior Vice President, Chubb Group and Division President, Field Operations, North America Insurance from January 2016 until his retirement. In this role, he was responsible for managing Chubb's field organization in North America, which included 48 offices throughout the United States and Canada, and for executing Chubb's North American business strategies through its regional and branch offices. From 2008 to January 2016, Mr. Morrison served as Executive Vice President of The Chubb Corporation, Chief Global Field Officer. In 2011, he took on the additional role of Chief Administrative Officer, responsible for the company's global field organization, worldwide human resources and administrative services. Mr. Morrison joined Chubb in 1984, and during the course of his career held a number of managerial and leadership positions with increasing responsibility.

Mr. Morrison will participate in the Company's compensation programs for non-employee directors. At present, in May of each year, each non-employee director is paid an annual retainer fee of $95,000 and reimbursement of expenses incurred in connection with attending Board meetings, and receives an annual grant of approximately $125,000 in restricted stock. In connection with his appointment to the Board effective January 1, 2020, Mr. Morrison will receive (i) a retainer fee (payable in cash, Company stock, or a combination thereof) of $31,667 and (ii) a grant of approximately $41,667 in restricted stock of the Company.
As a non-employee director, Mr. Morrison also will be eligible to participate in the Company's Employee Stock Purchase and Bonus Plan. Participating directors receive stock bonus awards in accordance with the terms of that plan equal to 10% of the net increase in shares purchased under the plan in a calendar year.
A copy of the press release is furnished as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release issued November 20, 2019 (Kirshner Retirement/Markel Appointment)
99.2	Press release issued November 20, 2019 (Morrison Appointment)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

November 20, 2019	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

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